Exhibit 21.1

LAKELAND BANCORP, INC.

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
Lakeland Bank	New Jersey chartered bank

Lakeland NJ Investment Corporation (wholly owned subsidiary of Lakeland Bank)	New Jersey

Lakeland Investment Corporation (wholly owned subsidiary of Lakeland NJ Investment Corporation)	Delaware

Lakeland Equity, Inc. (wholly owned subsidiary of Lakeland Investment Corporation)	Delaware

Lakeland Preferred Equity, Inc. (wholly owned subsidiary of Lakeland Equity, Inc.)	New Jersey

NBSC Holdings, Inc. (wholly owned subsidiary of Lakeland Bank)	New Jersey

NBSC Properties, Inc. (wholly owned subsidiary of Lakeland Bank)	New Jersey

Lakeland Bancorp Capital Trust II	Delaware

Lakeland Bancorp Capital Trust IV	Delaware

Somerset Hills Investment Holdings Inc. (wholly owned subsidiary of Lakeland Bank)	New Jersey

Lakeland Title Group LLC (50% owned by Lakeland Bank)	New Jersey

Lakeland Wealth Management Services LLC (wholly owned subsidiary of Lakeland Bank)	New Jersey

Sullivan Financial Services Inc. (wholly owned subsidiary of Lakeland Bank)	New Jersey